                                                                    Exhibit 3.17

                            ARTICLES OF INCORPORATION
                                       OF
                       ADVANCE MERCHANDISING COMPANY, INC.


     I hereby act as incorporator of a stock corporation under the provisions of the Virginia Stock Corporation Act, Title 13.1, Chapter 9, of the Code of Virginia of 1950, as amended, and I hereby declare and establish the following as the Articles of Incorporation of such corporation:

                                 ARTICLE I. NAME
                                 ---------------

     The name of the Corporation is Advance Merchandising Company, Inc.

                         ARTICLE II. PURPOSES AND POWERS
                         -------------------------------

     The Corporation shall have the power to carry on any business not prohibited by law or required to be stated in these articles.

                           ARTICLE III. CAPITAL STOCK
                           --------------------------

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is as follows:

                    CLASS                    NUMBER OF SHARES
                    -----                    ----------------

                    Common                        5,000

                          ARTICLE IV. REGISTERED OFFICE
                          -----------------------------

     The address of the initial registered office of the Corporation is 1800 First Union

Tower, 10 South Jefferson Street, Roanoke, Virginia 24011, located in the City of Roanoke, Virginia.

     The initial registered agent of the Corporation is Douglas W. Densmore, a resident of Virginia and a member of the Virginia State Bar, whose business office is the same as the registered office of the Corporation.

                  ARTICLE V. SHAREHOLDER ACTION WITHOUT MEETING
                  ---------------------------------------------

     To the full extent permitted by and in accordance with the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, any action required or permitted by the Virginia Stock Corporation Act to be taken at a shareholders' meeting may be taken pursuant to written consents, without a meeting and without prior notice, if the action is taken by the Corporation's shareholders entitled to vote at a shareholders' meeting and who have the voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all the shareholders entitled to vote thereon were present and voted.

                         ARTICLE VI. PRE-EMPTIVE RIGHTS
                         ------------------------------

     No holder of shares of any class of stock of the Corporation shall have any pre-emptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the corporation whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such stock, or (iii) any securities or obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

             ARTICLE VII. INDEMNIFICATION OF DIRECTORS AND OFFICERS
             ------------------------------------------------------

     A. Each director and officer who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) shall be indemnified by the Corporation against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with the Corporation or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

     B. In addition to the indemnification provided under Section A, to the full extent permitted by the Virginia Stock Corporation Act and any other applicable law, as they exist on the date hereof or may hereafter be amended, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding (including a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     C. The Corporation is empowered to contract in advance to indemnify any director or officer to the extent indemnification is granted under Sections A and B. The Board of Directors is also empowered to cause the Corporation to indemnify or contract in advance to indemnify any other person not covered by Sections A and B who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted under Sections A and B.

     D. The Corporation shall advance, pay for and/or reimburse the reasonable expenses incurred by an officer or director who is a party to any proceeding in advance of the final disposition thereof if (i) the officer or director furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Sections A and/or B above and (ii) the officer or director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct. The undertaking required by clause (ii) above shall be an unlimited general obligation of the officer or director but need not be secured and may be accepted without reference to financial ability to make repayment.

     E. The foregoing provisions are intended to provide indemnification with respect to those monetary damages of which the Virginia Stock Corporation Act permits the limitation or elimination of liability. In addition, to the full extent, if any, that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the director from the Corporation for services as a director during the twelve months immediately preceding the act or omission for which liability was imposed.

     F. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     G. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     H. Except to the extent inconsistent with this Article, terms used herein shall have the same meanings assigned them in the Indemnification Article of the Virginia Stock Corporation Act, as now in effect or hereafter amended. Without limitation, it is expressly understood that reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.



                              INCORPORATOR   /s/ Douglas W. Densmore
                                             ------------------------------
                                             Douglas W. Densmore